Exhibit 99.2

MWV
New Packaging Segmentation

April 2012

MWV How brands take shape™

Forward-Looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company’s ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions, including MWV Consumer & Office Products/ACCO Brands transaction; the reorganization of the company’s packaging business units; competitive pricing for the company’s products; impact from inflation on raw materials, energy and other costs; fluctuations in demand and changes in production capacities; relative growth or decline in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment, climate change, tax policies and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to execute its plans to divest or otherwise realize the greater value associated with its land holdings; adverse results in current or future litigation; currency movements; volatility and further deterioration of the capital markets; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

Contents

MWV Overview	4

New Packaging Segmentation Rationale	6

Food & Beverage	7
Business Profile
Historical Business Performance
Business Strategy & Targets

Home, Health & Beauty	10
Business Profile
Historical Business Performance
Business Strategy & Targets

Industrial	13
Business Profile
Historical Business Performance
Business Strategy & Targets

Appendix	16
Business Segments: 2010 and 2011 Quarterly Comparisons
Use of Non-GAAP Measures

MWV Overview

MWV has successfully transformed into a market-focused global packaging company with a profitable growth-driven business model.

MWV is building on its successful transformation by continuing to:

1.	Execute a strong and sustainable business strategy that focuses on large and growing packaging end markets where the company is advantaged with differentiated products and capabilities. With the forthcoming spin-off and merger of the company’s Consumer & Office Products business with ACCO Brands roughly 85% of MWV’s sales will be derived from packaging, positioning the company for higher levels of profitable growth.

Underpinning MWV’s strategy is a business model based on the company’s economic profit discipline that continuously evaluates all product lines, facilities and customers to ensure they contribute to economic profit growth. As a result, MWV achieved year-over-year improvement in operating income in 2011 as measured by adjusted Earnings Before Interest and Taxes (adjusted EBIT) as well as by higher operating profitability as measured by adjusted EBIT margin.

*	Refer to page 17 for definition of Adjusted EBIT

2.	Drive profitable growth by identifying and executing end market focused strategies with an advantaged global packaging platform the company expects will deliver 5%+ average annual revenue growth over the next 3 to 5 years – representing $1 billion of incremental profitable revenue.

Below is the company’s growth model, which at its core is about (1) driving deeper customer relationships by fully leveraging its advantaged platform; (2) developing insights-based innovations that solve unmet needs for brand owners, retailers and consumers; and (3) building leading positions in the most attractive growth geographies.

3.	Deliver attractive Total Shareholder Return (TSR) of 10% to 15% annually through a combination of consistent earnings growth and a strong dividend.

New Packaging Segmentation Rationale

MWV is moving to a new reporting framework that directly reflects the company’s end market focus, as well as how the company is now managed by its chief operating decision makers. The new segments (below) also provide direct line-of-sight to the company’s strategies for generating profitable growth in the large and growing global packaging end markets of food, beverage, tobacco, home and garden, beauty and personal care, healthcare, and industrial packaging in Brazil and other select developing markets.

MWV is leveraging its unique packaging platform to drive growth above the core packaging growth rates in each of its targeted end markets. The company is confident it will deliver on this goal because of the value it generates for many of the world’s largest and best-known consumer packaged goods (CPG) companies through:

1.	Deep market and customer knowledge

2.	Insights into the unmet needs of brand owners, retailers and consumers

3.	Innovation capabilities, including material science, product development and design

4.	Global platform of packaging products, solutions, systems and manufacturing capabilities

5.	Manufacturing and execution excellence

Following are in-depth segment descriptions as well as key background information that MWV believes will help investors evaluate the current and future performance of its global packaging businesses.

Food & Beverage

Business Profile

The Food & Beverage segment produces packaging materials, and designs and produces packaging solutions primarily for the global food, food service, beverage, dairy and tobacco end markets, as well as paperboard for commercial printing.

For the global food market, the segment develops and produces materials and innovative solutions that are used to package frozen food, dry goods, ready-to-eat meals, hot and cold drinks, and various shelf-stable dairy products. The segment also develops and produces differentiated dispensing solutions for many well-recognized food brands.

For the global beverage market, the segment has a fully integrated business model, including high-performance paperboard, carton design and converting operations, as well as beverage packaging machinery. The segment works with most of the world’s largest and best-known beverage brand owners.

For the global tobacco market, the segment produces high performance paperboard, and designs and produces cartons for the leading global tobacco brand owners.

The segment’s materials are manufactured in the United States and converted into solutions at plants located in North America, Europe and Asia.

Historical Business Performance

Key Drivers

•	Sales of higher value solutions drove overall price/mix gains and more than offset inflation

•	Overall volumes increased from new wins with targeted food and beverage brand owners

•	Strong underlying operating productivity partially offset by unabsorbed fixed costs from an extended mill outage in Q4 2011

Business Strategy & Targets

*	PIRA (real value)

MWV expects to consistently grow the Food & Beverage segment above the projected real industry growth rate of 2 to 3% and deliver margin expansion from the combination of (1) volume growth and price/mix improvement from executing profitable growth strategies centered on commercial excellence, innovation and emerging markets, and (2) productivity gains from Operational Excellence programs.

Below are specific profitable growth strategies that are expected to drive results in the Food & Beverage segment. Acquisitions at the “bolt-on” level would be additive to the benefits from these growth strategies.

Commercial Excellence

•

Continuing to focus commercial efforts on the highest value products in targeted food, beverage and tobacco markets, in the most attractive geographies, to build a richer, more stable mix of products and customers.

•	Quantifying the performance benefits of its solutions for customers, resulting in value-based pricing, as well as share gains across targeted markets.

Innovation

•	Pursuing multiple consumer insights-based innovations to drive sustainable profitable growth:

•

Food – focusing on new solutions that preserve freshness, enhance taste and convenience, as well as those that improve the overall customer experience with the product. Two such examples today are the segment’s Evertain® and Captivate® solutions. In addition, with the recently acquired Polytop business, the segment is developing differentiated dispensing solutions for this market.

•

Beverage – investing in beverage machinery capabilities resulting in new placements with key beverage customers around the world. Specifically, the segment’s new eMerge™ packaging system is successfully penetrating the rapidly growing multi-pack market in emerging markets where consumers are demanding greater convenience.

•	Tobacco – new packaging that differentiates brand appearance while preserving freshness and taste.

Emerging Markets

•	Increasing current total revenue contribution from emerging markets by leveraging its advantages in targeted end markets to grow with key customers:

•

China – pursuing new food service and aseptic packaging opportunities with global branded customers and key regional players, as well as expanding the segment’s recently added differentiated dispensing solutions from Polytop across its established platform. The segment also is increasing sales of multi-pack beverage solutions with continued aluminum can penetration.

•

Brazil and Asia Pacific – increasing sales of multi-pack beverage solutions as aluminum can penetration increases with the modernization of the supply chain and growing consumer preference for convenience.

Home, Health & Beauty

Business Profile

The Home, Health & Beauty segment designs and produces packaging solutions for the global personal care, fragrance, home care, lawn and garden, prescription drug and healthcare end markets.

For the global beauty and personal care market, the segment produces pumps for fragrances, lotions, creams and soaps, flip-top and applicator closures for bath and body products and lotions, and paperboard and plastic packaging for hair and skin care products. The segment serves the leading beauty and personal care brands worldwide.

For the global home and garden market, the segment produces trigger sprayers for surface cleaners and fabric care, aerosol actuators for air fresheners, hose-end sprayers for lawn and garden maintenance, and spouted and applicator closures for a variety of other home and garden products. The segment serves the world’s leading branded consumer packaged goods companies, as well as recognized local producers in key emerging markets.

For the global healthcare market, the segment makes secondary packages designed to enhance patient adherence and child safety for prescription drugs, as well as healthcare dispensing systems, paperboard packaging and closures for over-the-counter and prescription drugs. The segment’s key customers include well-known mass retailers for whom it provides turnkey adherence-enhancing packaging for their popular discount generic drug programs, as well as leading branded prescription drug manufacturers.

Paperboard and plastic materials are converted into solutions at plants located in North America, South America, Europe and Asia.

Historical Business Performance

Key Drivers

•	Overall volumes were impacted by:

•	Weak lawn and garden season in 1H 2011 due to weather impacts

•	Weak demand especially in personal care packaging from deteriorating macro conditions in 2H 2011, particularly in Europe

•	Inventory management actions by a large adherence healthcare packaging customer

•	Volume impacts above partially offset by gains from the Spray Plast business acquired in Q4 2010

•	Improved product mix and pricing actions to offset raw materials inflation drove overall price/mix gains

•	Severe cost escalation principally in plastic resins drove overall input cost inflation

•	Execution on the controllables drove productivity gains

Business Strategy & Targets

*	PIRA (real value)

MWV expects to consistently grow the Home, Health & Beauty segment above the projected real industry growth rate of 3 to 4% and deliver substantial margin expansion from the combination of (1) volume growth and price/mix improvement from executing profitable growth strategies centered on commercial excellence, innovation and emerging markets, (2) leveraging investments made in innovation and commercial capabilities, and (3) productivity gains from Operational Excellence programs.

Below are specific profitable growth strategies that are expected to drive results in the Home, Health & Beauty segment. Acquisitions at the “bolt-on” level would be additive to the benefits from these growth strategies.

Commercial Excellence

•	Home & Garden and Personal Care – expanding current business with major brand owner customers by leveraging its full suite of packaging capabilities and ability to deliver globally.

•

Healthcare – building on its leadership position in adherence-enhancing packaging by expanding existing and adding new programs with major retailers, and by penetrating branded and generic prescription drug producers seeking to improve top-line revenue performance.

Innovation

•	Developing new consumer insights-based packaging solutions for major customers. The segment will continue to build on the unique capabilities it has in the following areas:

•	Airless dispensing – new applications that replace traditional tubes for creams and lotions;

•	Aerosol actuators – new continuous spray applications for the home market;

•	Differentiated dispensing – new solutions acquired with Polytop that provide clean and controlled product dispensing;

•	Healthcare dispensing systems – expanding the existing range of preservative-free offerings to new prescription and OTC therapies; and

•	Adherence packaging – an expanded line of consumer-preferred packages for retailers and branded drug makers.

Emerging Markets

•

Driving an increasing portion of its overall revenue mix from emerging markets by continuing to penetrate targeted growth markets alongside major customers by leveraging our proven ability to globalize packaging solutions. Specifically, the segment has strong opportunities in the following areas:

•	China – continued growth of airless and differentiated dispensing for creams and lotions, differentiated dispensing for home care products, and high-end folding carton solutions;

•	Brazil – increasing penetration of key personal care markets, including differentiated dispensing solutions for fragrance and lotions;

•

India – establishing an initial presence with differentiated spray and dispensing solutions alongside major branded and local customers, as well as growing adherence-enhancing and healthcare dispensing systems with leading in-country drug producers; and

•	Other Markets – establishing initial presence in other geographies, including Southeast Asia, Middle East and Africa.

Industrial

Business Profile

The Industrial segment designs and produces corrugated packaging solutions, primarily for produce, meat, consumer products and bulk goods markets in Brazil. The integrated business, MWV Rigesa, includes forestlands, paperboard mill production and corrugated box plants. Products include packaging solutions that bring greater efficiency and cost savings to customers’ packaging lines and supply chains. The segment also includes MWV’s corrugated operation in India, which develops packaging solutions principally for domestic fresh produce growers.

MWV’s customers in this segment range from leading multinational and Brazilian companies in targeted end markets to a diverse spectrum of smaller customers.

In Brazil, the company manufactures high quality virgin kraftliner and recycle-based medium paperboards, and converts the material to corrugated packaging at five box plants across the country. In India, the company converts raw materials to corrugated packaging at its facility in Pune.

Industrial 2011 Sales by Region	Industrial 2011 Sales ($MM) by End Market

Historical Business Performance

Key Drivers

•	Volumes were impacted by weaker macroeconomic conditions in Brazil versus a very strong 2010

•	Continued penetration of higher value markets drove overall price/mix gains

•	Other inflation was driven by wage increases tied to overall inflation in Brazil

•	Productivity was impacted by the start-up of new box plant in Araçatuba and other equipment upgrades

Business Strategy & Targets

*	Company sources

MWV expects to grow the Industrial segment consistently above the projected real industry growth rate of 3 to 4% and deliver significant margin expansion and profit growth largely driven by the benefits that are expected to come from the company’s new linerboard machine at its Três Barras location, starting up in the third quarter of 2012. The expansion of the Brazilian business will:

•	Increase corrugated sales by 50% in approximately 5 years;

•	Reintegrate the corrugated business by eliminating purchases of market linerboard;

•	Fully utilize the segment’s highly productive forests;

•	Leverage state-of-the-art paperboard technology that will translate into improved packaging yield, quality and performance; and

•	Optimize production of kraft linerboard and medium across the segment’s system by concentrating production at the Três Barras location.

Commercial Excellence

•

Continuing to maintain its position as the premium provider of value-added corrugated solutions in the targeted markets of meat, personal care, household products, and fresh produce that on average are growing faster than the overall Brazilian corrugated market.

•

Growing its business through its strong relationships with both major domestic and global customers that are expanding their business in Brazil to capture the growth in domestic consumption being driven by the growing middle class.

•	Continuing to grow the segment’s participation in higher-value differentiated products and utilizing a systems-based approach with customers.

Innovation

•	Pursuing focused innovation that will extend the segment’s competitive position.

•	Incremental innovation – working with customers day-to-day to make improvements to box designs that can better serve their needs and increase productivity in their supply chain.

•

Breakthrough innovation – developing and commercializing products that open new markets or significantly change the dynamics of targeted end markets where the company currently participates. The segment is particularly focused on developing industry-leading strength-to-weight industrial packaging solutions.

Emerging Markets

•

Growing participation in other emerging markets where the company can leverage its knowledge and capabilities from successfully competing in Brazil for 60 years and profitably grow by developing value-added industrial packaging solutions for food, consumer products, raw materials and durables.

•	India – the company provides industrial packaging solutions to produce growers and consumer products companies through a wholly-owned converting operation that currently consists of one box plant.

Appendix

	2009	2010					2011
	Full Year	1st qtr	2nd qtr	3rd qtr	4th qtr	Full Year	1st qtr	2nd qtr	3rd qtr	4th qtr	Full Year
Operating Profit (in millions)
Food & Beverage	$190	$26	$74	$89	$58	$247	$82	$105	$94	$31	$312
Industrial	61	16	21	24	23	84	20	22	25	13	80
Home, Health & Beauty	25	13	15	16	7	51	8	8	10	8	34
Consumer & Office Products	137	5	28	51	57	141	6	34	53	53	146
Specialty Chemicals	56	25	36	44	36	141	49	56	56	42	203
CDLM	99	23	12	2	30	67	30	6	19	8	63
Corporate & Other (1)	(176)	(80)	(99)	(115)	(121)	(415)	(89)	(100)	(88)	(143)	(420)

Total (2)	$392	$28	$87	$111	$90	$316	$106	$131	$169	$12	$418

Sales (in millions)
Food & Beverage	$2,792	$681	$743	$746	$717	$2,887	$714	$802	$808	$754	$3,078
Industrial	371	99	110	126	133	468	121	130	136	119	506
Home, Health & Beauty	759	189	192	187	183	751	196	199	190	181	766
Consumer & Office Products	749	112	170	231	235	748	116	182	228	218	744
Specialty Chemicals	503	138	180	189	173	680	177	216	225	193	811
CDLM	193	45	36	26	61	168	43	30	53	35	161
Corporate & Other	49	0	0	0	0	0	0	0	0	0	0
Intersegment elim	(10)	(2)	(2)	(1)	(4)	(9)	(2)	(2)	(1)	(1)	(6)

Total	$5,406	$1,262	$1,429	$1,504	$1,498	$5,693	$1,365	$1,557	$1,639	$1,499	$6,060

EBIT Margin
Food & Beverage	6.8%	3.8%	10.0%	11.9%	8.1%	8.6%	11.5%	13.1%	11.6%	4.1%	10.1%
Industrial	16.4%	16.2%	19.1%	19.0%	17.3%	17.9%	16.5%	16.9%	18.4%	10.9%	15.8%
Home, Health & Beauty	3.3%	6.9%	7.8%	8.6%	3.8%	6.8%	4.1%	4.0%	5.3%	4.4%	4.4%
Consumer & Office Products	18.3%	4.5%	16.5%	22.1%	24.3%	18.9%	5.2%	18.7%	23.2%	24.3%	19.6%
Specialty Chemicals	11.1%	18.1%	20.0%	23.3%	20.8%	20.7%	27.7%	25.9%	24.9%	21.8%	25.0%
CDLM	51.3%	51.1%	33.3%	7.7%	49.2%	39.9%	69.8%	20.0%	35.8%	22.9%	39.1%

(1)	Corporate and Other includes expenses associated with corporate support staff services, as well as income and expense items not directly associated with ongoing segment operations, such as restructuring charges, pension income and curtailment gains and losses, interest expense and income, non-controlling interest income and losses, certain legal settlements, gains and losses on certain asset sales and other items.
(2)	Excludes income attributable to non-controlling interests.

Use of Non-GAAP Measures

The presentation of income from continuing operations before income taxes shown on page four of this document, adjusted to exclude the effects of the items listed below and labeled as “Adjusted EBIT” and “Adjusted EBIT Margin”, is not meant to be considered in isolation or as a substitute for income from continuing operations before income taxes and its related margin determined in accordance with generally accepted accounting principles (“GAAP”). The company believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because these non-GAAP measures exclude items of income, gains and charges that management believes are not indicative of the ongoing operating results of the business. The effects of these items on income from continuing operations before income taxes determined in accordance with GAAP and presented as Adjusted EBIT on page four of this document are as follows:

In millions	2009	2010	2011
Income from continuing operations before income taxes, as reported	$392	$320	$422
Add:
Interest expense	195	186	181
Restructuring charges	173	53	30
Charges from early extinguishment of debt	23	6	—
Contribution to MeadWestvaco Foundation	20	—	—
Charges associated with forthcoming C&OP spin-off	—	—	21
Post-retirement plan adjustment	—	—	9
Deduct:
Interest income	18	22	30
Income from alternative fuel mixture credits	375	—	—
Gains from post-retirement and pension curtailments	6	8	—
Income from change to employee vacation policy	20	—	—
Gain from sale of assets	17	—	—
Income attributable to non-controlling interests	—	4	4

Adjusted EBIT	$367	$531	$629

In addition, the presentation of “EBITDA” and “EBITDA Margin” included in the segment discussions is not meant to be considered in isolation or as a substitute for segment EBIT and segment EBIT margin determined in accordance with GAAP.